THE JAPAN FUND, INC.
                           STOCKHOLDER MEETING RESULTS

A Special Meeting of Stockholders (the "Meeting") of The Japan Fund, Inc. (the "Fund") was held on October 16, 1997, at the offices of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, MA 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                     Number of Votes:
                                     ----------------

        For                 Against            Abstain        Broker Non-Votes*
        ---                 -------            -------        -----------------
     23,348,850            1,636,844           739,489              82,554


2.    To elect Directors.


                                                       Number of Votes:
                                                       ----------------

                   Director                      For                 Withheld
                   --------                      ---                 --------

      William L. Givens                       24,023,641            1,784,096

      William H. Gleysteen, Jr.               24,094,511            1,713,226

      John F. Loughran                        24,135,004            1,672,733

      Yoshihiko Miyauchi                      24,097,287            1,710,450

      William V. Rapp                         24,168,116            1,639,621

      Henry Rosovsky                          24,109,905            1,697,832

      O. Robert Theurkauf                     24,169,124            1,638,613

      Hiroshi Yamanaka                        24,011,364            1,796,373


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                 Number of Votes:
                                 ----------------

          For              Against            Abstain         Broker Non-Votes*
          ---              -------            -------         -----------------
       24,135,077         3,305,664          1,494,670              13,298


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

4. To approve the revision of certain fundamental investment policies.


                                                                        Number of Votes:
                                                                        ----------------
                                                                                                         Broker
            Fundamental Policies                    For             Against          Abstain           Non-Votes*
            --------------------                    ---             -------          -------           ---------

       4.1  Diversification                     20,203,566         2,504,659        1,221,053         1,878,459

       4.2  Borrowing                           19,991,302         2,715,590        1,222,386         1,878,459

       4.3  Senior securities                   20,104,543         2,595,333        1,229,402         1,878,459

       4.4  Concentration                       20,126,367         2,574,688        1,228,223         1,878,459

       4.5  Underwriting of securities          20,167,474         2,523,879        1,237,925         1,878,459

       4.6  Investment in real estate           20,144,018         2,237,256        1,548,004         1,878,459

       4.7  Purchase of physical commodities    19,814,687         2,275,636        1,838,955         1,878,459

       4.8  Lending                             19,851,510         2,273,475        1,804,293         1,878,459



5.   To  ratify  the  selection  of  Price  Waterhouse   L.L.P.  as  the  Fund's
     independent accountants.



                               Number of Votes:
                               ----------------

          For                      Against                    Abstain
          ---                      -------                    -------
       23,662,444                  739,385                   1,405,908



* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

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